STOCK OPTION AGREEMENT
                             ----------------------

                                 PURSUANT TO THE
                            FARNSWORTH BANCORP, INC.
                             2002 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _______ shares of Common Stock of Farnsworth Bancorp, Inc. (the "Company"), is hereby granted to ______________, (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2002 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $______ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option. This Option shall be exercisable in accordance with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                               Percentage of
                                                                Total Shares
                                                                Awarded Which
                                                              Are Exercisable/
                                Date         Options           Non-forfeitable
                                ----         -------           ---------------

Upon grant................................      0                       0%
As of September 5, 2002...................     ____                33 1/3%
As of September 5, 2003...................     ____                66 2/3%
As of September 5, 2004...................     ____                   100%

A. Such Options awarded to the Optionee are intended to satisfy the requirements of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), however, such Options are not conditioned upon Company stockholder ratification of the Plan. If stockholder ratification of the Plan is not obtained within one year of the date of Plan adoption by the Board, then such Options shall remain in effect in all respects except that such Options shall not qualify as ISO options.

B. Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of Peoples Savings Bank (the "Bank") or the Company.

C. Options shall become "non-incentive" options and remain exercisable for remaining term upon retirement after not less than 10 years of service, if not exercised within 3 months of retirement.

D. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the Date of Grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company or the Bank. Upon such occurrences, all such Options shall be immediately 100% vested and exercisable.

E. Upon termination of service for any reason, other than Disability or death, such Options shall cease to be exercisable three months from the date of termination of employment.

F. Upon Disability, all Options shall be deemed immediately exercisable for a period not to exceed one year from such date of Disability.

G. Upon death, all Options shall be immediately exercisable by the estate for the remaining term of such Options.


                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                                     Farnsworth Bancorp, Inc.



Date of Grant:                                       By:
              ----------------------------               -----------------------


Attest:



-----------------------

[SEAL]

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                            FARNSWORTH BANCORP, INC.
                             2002 STOCK OPTION PLAN


                                                     ----------------------
                                                            (Date)

Farnsworth Bancorp, Inc.
789 Farnsworth Avenue
Bordentown, New Jersey 08505

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase shares of Common Stock of Farnsworth Bancorp, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


               $                 of cash or check
                --------------
                                 of Common Stock
                --------------
               $                 Total
                ==============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  ----------------------------------------
         Address
                  ----------------------------------------
         Social Security Number
                                --------------------------

                                                  Very truly yours,



                                                  ------------------------------

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                            FARNSWORTH BANCORP, INC.
                             2002 STOCK OPTION PLAN
                             ----------------------

                             NON-EMPLOYEE DIRECTORS



         STOCK OPTIONS for a total of ________ shares of Common Stock of Farnsworth Bancorp, Inc. (the "Company") is hereby granted to ________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2002 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $_____ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

                  (a)      Schedule of Rights to Exercise.


                                                      Percentage of Total Shares
                                                           Awarded Which Are
                      Date               Options            Non-forfeitable
                      ----               -------            ---------------

Upon grant...........................       0                        0%
As of September 5, 2002..............     ____                  33 1/3%
As of September 5, 2003..............     ____                  66 2/3%
As of September 5, 2004..............     ____                     100%

A. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the Date of Grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company or the Bank. Upon such occurrences, all such Options shall be immediately 100% vested and exercisable.

B. Upon death, all Options shall be immediately exercisable by the estate for the remaining term of such Options.

C. All Options shall be exercisable for a period of ten years from the Date of Grant without regard to continued service of the Optionee as a director or director emeritus.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                                 Farnsworth Bancorp, Inc.




Date of Grant:                                   By:
                ------------------                    --------------------------


Attest:


--------------------------


[SEAL]

                    NON-INCENTIVE STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                            FARNSWORTH BANCORP, INC.
                             2002 STOCK OPTION PLAN


                                                  ------------------------
                                                            (Date)


Farnsworth Bancorp, Inc.
789 Farnsworth Avenue
Bordentown, New Jersey 08505

Dear Sir:

         The undersigned elects to exercise the Non-Incentive Stock Option to purchase shares of Common Stock of Farnsworth Bancorp, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

               $                 of cash or check
                --------------
                                 of Common Stock
                --------------
               $                 Total
                ==============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name
                  ----------------------------------------
         Address
                  ----------------------------------------
         Social Security Number
                                --------------------------


                                                  Very truly yours,


                                                  ------------------------------